UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

AnnTaylor Stores Corporation (the “Company”) issued a Press Release, dated November 19, 2010. A copy of the Press Release is appended to this report as Exhibit 99.1 and is incorporated herein by reference.

The Press Release furnished with this report contains certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company is providing operating income, net income and earnings per share data for the quarters and nine months ended October 30, 2010 and October 31, 2009 that exclude costs associated with the Company’s previously-announced restructuring program and, for the quarter and nine months ended October 31, 2009 only, non-restructuring asset impairment charges. The Company believes that these non-GAAP financial measures assist the reader’s understanding of its continuing business operations by removing the impact of these charges. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by AnnTaylor Stores Corporation on November 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/S/ BARBARA K. EISENBERG
Barbara K. Eisenberg
Date: November 19, 2010		Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by AnnTaylor Stores Corporation on November 19, 2010.

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